UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 7, 2018

IMMUNE DESIGN CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-36561	26-2007174
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1616 Eastlake Ave. E., Suite 310 Seattle, Washington	98102
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (206) 682-0645

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On November 7, 2018, the Compensation Committee of the Board of Directors of Immune Design Corp. (the “Company”) approved a retention program consisting of restricted stock units (“RSUs”) and a one-time cash award to the Company’s named executive officers, Stephen Brady and Jan ter Meulen, M.D. (each, an “Executive”), as set forth in the table below.

Name and Title	RSUs	Cash
Stephen Brady Executive Vice President, Strategy and Finance	29,953	$200,000
Jan ter Meulen, M.D. Chief Scientific Officer	23,362	$200,000

Each RSU was granted to each Executive pursuant to the Company's 2014 Omnibus Incentive Plan and represents the right to receive one share of the Company’s common stock. One-hundred percent (100%) of the RSUs granted to each Executive will vest on the one-year anniversary of the grant date, subject to the Executive's continued service with the Company.

As a condition to receiving the cash retention award, each Executive signed a letter agreement, pursuant to which the Executive must repay the cash award if such Executive resigns his employment or is terminated by the Company for cause before May 1, 2020. The foregoing summary of the letter agreement is not intended to be complete and is qualified in its entirety by reference to the form of letter agreement to be filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNE DESIGN CORP.

By:	/s/ Carlos Paya, M.D., Ph.D.
Carlos Paya, M.D., Ph.D.
President and Chief Executive Officer

Dated: November 13, 2018